Exhibit 5.1

[JACKSON WALKER L.L.P. LETTERHEAD]

October 17, 2012

Board of Directors

Repros Therapeutics Inc.

2408 Timberloch Place, Suite B-7

The Woodlands, Texas 77380

Gentlemen:

We are counsel to Repros Therapeutics Inc., a Delaware corporation (the “Company”), in connection with the filing of a registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission on the date hereof, under the Securities Act of 1933 (the “Securities Act”). The Registration Statement includes a prospectus (the “Prospectus”) that provides that it may be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus, as it may be supplemented by one or more Prospectus Supplements, relates to the proposed issuance and sale from time to time, pursuant to Rule 415 under the Securities Act, of up to $100,000,000 in the aggregate of the following securities: (i) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) preferred stock, $0.001 par value per share (“Preferred Stock”), (iii) warrants to purchase shares of Common Stock or Preferred Stock (“Warrants”), (iv) rights (the “Rights”) to purchase Common Stock or Preferred Stock, (v) units (“Units”) consisting of Common Stock, Preferred Stock, Warrants or any combination of the foregoing and (vi) such indeterminate amount of the Securities (as defined below) as may be issued in exchange for or upon conversion of, as the case may be, the Securities. The Common Stock, the Preferred Stock, the Warrants and the Units are referred to herein, collectively, as the “Securities”.

The Warrants may be issued pursuant to one or more warrant agreements (the terms and conditions of which will be set forth in a Prospectus Supplement(s) relating to an issuance of Warrants) entered into between the Company and a warrant agent identified therein as warrant agent, as such warrant agreements may be supplemented from time to time (each such warrant agreement, a “Warrant Agreement”).

The Rights will be issued pursuant to Rights Agreements to be entered into by the Company and a rights agent.

The Units will be issued pursuant to purchase or similar agreements to be entered into by the Company and the parties thereto.

In our capacity as counsel to the Company, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement. We have also examined originals, or duplicates or conformed copies, of such documents, corporate records, agreements and other instruments, and have made such other investigations, as we have deemed relevant and necessary for purposes of the opinions hereinafter set forth. As to questions of fact material to this opinion letter, we have relied upon certificates or comparable documents of public officials and upon oral or written statements and representations of officers and representatives of the Company.

During the course of such examination and review, and in connection with furnishing the opinions set forth below, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities, and, for the purposes of this opinion letter, we have assumed that any future, similar or other required proceedings will be timely completed in the manner presently contemplated. We have assumed that the parties thereto have or will have the corporate or limited liability company or other power to enter into and perform all obligations thereunder, and have also assumed the due authorization by all requisite corporate or limited liability company or other action and the due execution and delivery by such parties of such documents.

We have assumed that the Company will continue to be presently subsisting in good standing, and will continue to have the requisite legal status and legal capacity, under the laws of the State of Delaware, and that the Company has complied and will comply with all aspects of applicable laws of jurisdictions other than the United States of America and the State of Delaware in connection with the transactions contemplated by the Registration Statement.

We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments) will comply with all applicable laws, (ii) one or more Prospectus Supplements will have been prepared and filed with the Commission describing the Securities offered thereby, (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and any applicable Prospectus Supplements, (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized, executed and delivered by all parties thereto other than the Company, (vii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise and (viii) with respect to shares of the Common Stock or the Preferred Stock offered, there will have been sufficient shares of the Common Stock or the Preferred Stock authorized under the Company’s certificate of incorporation and not otherwise reserved for issuance.

We are expressing no opinion herein as to the application of any federal or state law or regulation to the power, authority or competence of any party other than the Company to any agreement with respect to any of the Securities. We have assumed that such agreements are, or will be, the valid and binding obligations of each party thereto other than the Company, enforceable against each such other party in accordance with their respective terms.

We have assumed for purposes of our opinions below that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken, given or made and will be in full force and effect.

We also express no opinion herein as to any provision of any agreement (i) that may be deemed to or construed to waive any right of the Company, (ii) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (iii) relating to the effect of invalidity or unenforceability of any provision of any agreement on the validity or enforceability of any other provision thereof, (iv) that is in violation of public policy, (v) relating to indemnification and contribution with respect to securities law matters, (vi) which provides that the terms of any agreement may not be waived or modified except in writing, (vii) purporting to indemnify any person against his, her or its own negligence or intentional misconduct, (viii) requiring the payment of penalties, consequential damages or liquidated damages, (ix) provisions purporting to make a guarantor primarily liable rather than as a surety or (x) relating to choice of law, consent to jurisdiction, or waiver of the right to a jury trial.

Based upon the foregoing, we are of the opinion that:

1.             With respect to the Common Stock being registered under the Registration Statement, when (i) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the Common Stock, the terms of the offering thereof and related matters, (ii) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and (iii) the Common Stock has been delivered by the Company upon purchase thereof and payment in full therefor as contemplated by the Prospectus contained in the Registration Statement and any Prospectus Supplements relating to the Common Stock, the Common Stock will be validly issued, fully paid and non-assessable.

2.             With respect to the Preferred Stock being registered under the Registration Statement, when (i) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the Preferred Stock, the terms of the offering thereof and related matters, (ii) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act, (iii) a certificate of designations and preferences relating to each series of the Preferred Stock in a form to be included as an exhibit of the Registration Statement has been duly filed with the Secretary of State of Delaware and (iv) the Preferred Stock has been delivered by the Company upon purchase thereof and payment in full therefor as contemplated by the Prospectus contained in the Registration Statement and any Prospectus Supplements relating to the Preferred Stock, the Preferred Stock will be validly issued, fully paid and non-assessable.

3.             With respect to the Warrants, when (i) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the Warrants and the Common Stock, the Preferred Stock or other securities to be issued upon exercise of the Warrants, the terms of the offering thereof and related matters, (ii) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act, (iii) the Warrant Agreement relating to the Warrants has been executed and delivered and (iv) the Warrants have been duly executed, countersigned and delivered in the applicable form by the Company upon the purchase thereof and payment in full as contemplated by the Prospectus contained in the Registration Statement and any Prospectus Supplements relating to the Warrants, the Warrants will be validly issued, fully paid and non-assessable.

4.             With respect to the Rights, when (i) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the Rights and the Common Stock, the Preferred Stock or other securities to be issued upon exercise of the Rights, the terms of the offering thereof and related matters, (ii) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (iii) the Rights Agreement relating to the Rights has been executed and delivered and (iv) the Rights have been duly executed, countersigned, delivered and sold in the applicable form in accordance with the Rights Agreement and as contemplated by the Prospectus contained in the Registration Statement and any Prospectus Supplements relating to the Rights, the Rights will constitute valid and legally binding obligations of the Company.

5.             With respect to the Units, when (i) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the Units, the terms of the offering thereof and related matters, (ii) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (iii) the agreement relating to the Units has been executed and delivered and (iv) the Units have been duly executed, countersigned, delivered and sold in the applicable form as contemplated by the Prospectus contained in the Registration Statement and any Prospectus Supplements relating to the Units, the Warrants comprising part of the Units will constitute valid and legally binding obligations of the Company, any Common Stock and Preferred Stock comprising part of the Units will be validly issued, fully paid and nonassessable and by reason of the Securities comprising the Units being valid and legally binding obligations of the Company and/or validly issued, fully paid and nonassessable, the Units themselves will constitute valid and legally binding obligations of the Company.

Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions expressed herein are limited to, the federal law of the United States of America and the General Corporation Law of the State of Delaware, all as in effect on the date hereof. We express no opinion with respect to the laws of any other jurisdiction. You should be aware that we are not admitted to the practice of law in the State of Delaware. Accordingly, any opinion herein as to the General Corporation Law of the State of Delaware is derived from a reading of those statutes without consideration of any judicial or administrative interpretations thereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to our reference under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby concede that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Jackson Walker L.L.P.

Jackson Walker L.L.P.